Exhibit 5

May 11, 2016

Penske Automotive Group, Inc.

2555 Telegraph Road

Bloomfield Hills, MI 48302

Re:          Penske Automotive Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as counsel to Penske Automotive Group, Inc., a Delaware corporation (“Penske Automotive”), in connection with the preparation of the Post-Effective Amendment No. 2 to the Form S-3 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on January 16, 2014 (No. 333-193394) (the “Registration Statement”) relating to the proposed offer and sale from time to time of the following securities (the “Securities”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”): (i) shares of common stock of Penske Automotive, par value $0.0001 per share (the “Common Stock”); (ii) shares of preferred stock of Penske Automotive, par value $0.0001 per share (the “Preferred Stock”); (iii) one or more series of debt securities of Penske Automotive (the “Debt Securities”); (iv) the guarantees of each Penske Automotive subsidiary listed as a co-registrant in the Registration Statement (the “Subsidiary Guarantors”) with respect to Debt Securities (the “Guarantees”); (v) warrants for the purchase of Debt Securities, Preferred Stock, Common Stock or other securities (the “Warrants”); and (vi) rights to purchase Common Stock (the “Rights”).

Each series of Debt Securities will be issued under one of two indentures (each, an “Indenture”) to be entered into between Penske Automotive and The Bank of New York Mellon Trust Company, N.A., as Trustee, the forms of which are filed as exhibits to the Registration Statement.

Certain terms of the Securities to be issued from time to time, their creation, offering and issuance, any consideration to be received for such Securities, and any indenture, warrant, agreement, rights agreement and form of the applicable Security and their execution and delivery, will be approved by the Board of Directors of Penske Automotive (or a committee thereof) and, if applicable, the boards of directors of the Subsidiary Guarantors, as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the “Corporate Proceedings”).

I have examined originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. I have also conducted such investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies. As to any facts material to this opinion that I did not independently establish or verify, I have, with your consent, relied upon the statements, certificates and representations of officers and other representatives of Penske Automotive and others, in each case, as I have deemed necessary or appropriate for the purposes of this opinion.

I am a member of the Bar of the State of New York and the Bar of the State of Michigan, and I have not considered, and I express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the State of Michigan, the General Corporation Law of the State of Delaware (which includes the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect), the federal laws of the United States of America, the corporate and limited liability company statutes listed on Schedule 1 hereto, the limited partnership statutes set forth on Schedule 1 hereto, and, the general partnership statues set forth on Schedule 1 hereto, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, in each case as in effect on the date hereof (the “Relevant Laws”).

Based upon my examination of such documents and other matters I have deemed necessary or appropriate, I am of the opinion that:

(1) upon the completion of the Corporate Proceedings relating to the shares of Common Stock and the due issuance and delivery of the shares of Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to the Common Stock, will be legally issued, fully paid and nonassessable;

(2) upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of the Certificate of Designation relating to such series of the Preferred Stock, and the due issuance and delivery of the shares of Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to such series of the Preferred Stock, will be legally issued, fully paid and nonassessable;

(3) upon the completion of the Corporate Proceedings relating to a series of the Debt Securities, and, if applicable, Guarantees, the execution and delivery of the applicable Indenture and the due execution, authentication, issuance and delivery of the Debt Securities and, if applicable, Guarantees, of such series, the Debt Securities and, if applicable, Guarantees, of such series, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to such series of Debt Securities, and, if applicable, Guarantees, will be legally issued and will be binding obligations of Penske Automotive and, if applicable, the Subsidiary Guarantors, enforceable against them in accordance with their terms and entitled to the benefits of the applicable Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity;

(4) upon the completion of the Corporate Proceedings relating to a series of Warrants, the execution and delivery of the warrant agreement relating to the Warrants (the “Warrant Agreement”) and the due execution, authentication, issuance and delivery of the Warrants, the Warrants, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to such series of Warrants, will be legally issued and will be binding obligations of Penske Automotive enforceable against Penske Automotive in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity; and

(5) upon the completion of the Corporate Proceedings relating to a series of Rights, the execution and delivery of the rights agreement relating to the Rights of such series (the “Rights Agreement”) and the due execution, authentication, issuance and delivery of the Rights, the Rights, issued without consideration, will be legally issued and will be binding obligations of Penske Automotive enforceable against Penske Automotive in accordance with their terms and entitled to the benefits of the applicable Rights Agreement, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and shall continue to be effective; (b) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission; (c) at the time any Securities or the instruments defining the rights or terms of the Securities (the “Governing Documents”) are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), Penske Automotive and, if applicable, the Subsidiary Guarantors, will remain duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, the Corporate Proceedings related thereto will not have been modified or rescinded and there will not have occurred any change in the law or in the applicable charter or bylaws affecting the authorization, issuance, execution, authentication, acknowledgment, delivery or filing of such Securities; (d) the terms of the Securities will be established in conformity with the applicable Governing Documents and so as not to violate or be void under any applicable law; (e) all certificates evidencing any Securities will be in the form required by law and approved for issuance by Penske Automotive and, if applicable, the Subsidiary Guarantors; (h) none of the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor compliance by Penske Automotive or, if applicable, the Subsidiary Guarantors with their respective obligations thereunder, will violate, conflict with or constitute a default or event of default under, or require any filing with or approval of any court or governmental body under, the applicable charter or bylaws as then in effect, any law then applicable to Penske Automotive or, if applicable, the Subsidiary Guarantors, any agreement or instrument then binding upon Penske Automotive or, if applicable, the Subsidiary Guarantors, or any then effective order of any court or governmental body having jurisdiction over Penske Automotive or, if applicable, the Subsidiary Guarantors.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Shane M. Spradlin
SHANE M. SPRADLIN

GENERAL COUNSEL

Schedule 1

Corporate and Limited Liability Company Statutes

Arizona Corporations and Associations Act

Arizona Limited Liability Company Act

Arkansas Business Corporation Act

California Corporations Code

Delaware Limited Liability Company Act

Florida Business Corporation Act

Georgia Business Corporation Code

Indiana Business Corporation Law

Indiana Business Flexibility Act

General Corporation Law of Nevada

New Jersey Business Corporation Act

New York Business Corporation Law

Ohio General Corporation Law

Ohio Revised Code Sections 1705.32 and 1705.29

Oklahoma Limited Liability Company Act

South Carolina Code of Laws, Article 5 of Chapter 8

Tennessee Code, Title 48

Texas Business Organizations Code

Limited Partnership Statutes

Florida Revised Uniform Limited Partnership Act

Texas Business Organizations Code

General Partnership Statutes

New Jersey Uniform Partnership Act (1996)